PROSPECTUS SUPPLEMENT NO. 4                                                     Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated July 26, 2002)                                                           File No. 333-88376

                                                   $175,000,000

                                                ACXIOM CORPORATION

                                 3.75% Convertible Subordinated Notes due 2009 and
                                     9,589,042 Shares of Common Stock Issuable
                                           upon Conversion of the Notes

         This prospectus supplement supplements the prospectus dated July 26, 2002, as amended or supplemented, of Acxiom Corporation relating to the sale from time to time by certain of our security holders (including their transferors, donees, pledges or successors) of up to $175,000,000 aggregate principal amount at maturity of our
3.75% Convertible Subordinated Notes due 2009 and the shares of common stock issuable upon conversion of the notes.  You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

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         Investing in the notes or the common stock into which the notes are convertible involves risks.  See
"Risk Factors" beginning on page 4 of the accompanying prospectus.

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         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities nor have any of the foregoing authorities passed upon or endorsed the merits of this offering or the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

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         The table of selling security holders contained in the prospectus is hereby amended to add or modify information concerning the entities who are named below as selling security holders:

----------------------------------------------------------- ---------------------------------- -----------------------
                                                                                                Number of Shares of
                                                                Principal Amount of Notes      Common Stock Issuable
                                                                   Beneficially Owned            upon Conversion of
             Name of Selling Security Holders                          and Offered                     Notes

----------------------------------------------------------- ---------------------------------- -----------------------
Wolverine Trading LP                                                   $4,5000,000                    246,575
----------------------------------------------------------- ---------------------------------- -----------------------
MFS Total Return Fund                                                  $1,000,000                      54,794
----------------------------------------------------------- ---------------------------------- -----------------------
McMahan Securities Co. L.P.                                              $45,000                       2,465
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         To our knowledge, none of the selling security holders listed in the table as amended above has, or within the past three years has had, any material relationship with us or our affiliates.

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                            The date of this prospectus supplement is October 2, 2002.